Free Writing Prospectus

Filed Pursuant to Rule 433

Dated March 18, 2014

Registration Statement Nos. 333-173928 and 333-173928-09

$1.385+BN FORD CREDIT AUTO LEASE TRUST (FORDL) 2014-A
JT-BOOKS:	Barclays, DB, RBS
CO-MGRS:	Banco do Brasil, Lloyds
SELLING GRP:	Drexel Hamilton, Great Pacific

CLS	AMT(MM)	S&P/F	WAL	WIN	E.FNL	L.FNL	SPREAD	YLD	CPN	$PX
A-1	230.000	A-1+/F1+	0.32	1-7	10/14	04/15		0.20%	0.20	100
A-2A	132.000	AAA/AAA	1.14	7-20	11/15	10/16	EDSF+20	0.502%	0.50	99.99833
A-2B	393.000	AAA/AAA	1.14	7-20	11/15	10/16	1mL+18			100
A-3	375.000	AAA/AAA	1.83	20-26	05/16	04/17	EDSF+24	0.689%	0.68	99.98543
A-4	120.000	AAA/AAA	2.20	26-28	07/16	06/17	IntS+34	0.903%	0.90	99.99716
B	70.290	AA+/AA	2.35	28-29	08/16	08/17	IntS+55	1.169%	1.16	99.98574
C	65.550	A+/A	2.46	29-31	10/16	10/18	RETAINED

EXPECTED SETTLE	:	03/26/14		FORMAT	:	SEC-REG (A-1 144A)
FIRST PAY DATE	:	04/15/14		EXPECTED RATINGS	:	S&P/FITCH
BBERG TICKER	:	FORDL 14-A		MIN DENOMS A1	:	$100k by $1k
BILL AND DELIVER	:	BARCLAYS		MIN DENOMS A2-C	:	$1k by $1k
EXP PRICING	:	PRICED		PRICING SPEED	:	100% PPC TO MAT
CUSIPS	:	A-1	34530JAA4
		A-2A	34530JAB2
		A-2B	34530JAC0
		A-3	34530JAD8
		A-4	34530JAE6
		B	34530JAF3
		C	34530JAG1

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.